PROMISSORY NOTE


$30,000,000                                                   June 30, 1997
                                                       Charlotte, North Carolina

         SPEEDWAY MOTORSPORTS, INC., a Delaware corporation ("Speedway Motorsports"), and SPEEDWAY FUNDING CORP., a Delaware corporation ("Speedway Funding") (each a "Borrower" and collectively the "Borrowers") hereby jointly and severally promise to pay to the order of NATIONSBANK, N.A., a national banking association (including successors and assigns, the "Bank"), in lawful money of the United States of America, at its office indicated above or such other office as the Bank may specify, the principal sum of up to THIRTY MILLION DOLLARS ($30,000,000), together with interest thereon at the rate and on the terms provided herein.

         Definitions.  As used herein:

                  "Applicable Percentage" shall have the meaning set forth in the Existing Credit Agreement.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

                  "Commitment Period" means the period from and including the date of this Note to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the

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         commitments hereunder shall have been terminated in accordance with the provisions hereof.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                                                     Interbank Offered Rate
                           Eurodollar Rate  =  ---------------------------------
                                               1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency Liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Existing Credit Agreement" means that Credit Agreement dated as of March 7, 1996, as amended as of September 24, 1996 and as of the date hereof among the Borrowers, the Guarantors and Lenders identified therein and NationsBank, N.A., as Agent, as amended and modified from the date hereof.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

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

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Interest Payment Date" means (i) as to any Base Rate Loan the last day of each June, September, December and March, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and the Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means, (i) as to Eurodollar Loans, a period of one, two or three months' duration, as the Borrowers may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month and (ii) as to Prime Rate Loans, a period of one month.

                  "Loan" or "Loans" means the revolving credit loans made under this Note.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Bank at its principal office in Charlotte, North Carolina as its Prime Rate with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Bank to any debtor).

                  "Prime Rate Loan" means any Loan bearing interest at a rate determined by reference to the Prime Rate.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Termination Date" means September 30, 1997.

         Commitment. Subject to the terms and conditions hereof, the Bank agrees to make Loans to the Borrowers upon request during the Commitment Period in an aggregate principal amount

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



up to the amount of this Note (the "Committed Amount") shown above. Amounts repaid hereunder may, subject to the terms and conditions set forth herein, be reborrowed.

         Termination Date. This Note shall be due and payable in full, including all principal and accrued interest evidenced hereby, on the Termination Date.

         Interest Rate. The unpaid principal balance of this Note shall bear interest at a per annum rate (computed on the basis of actual number of days elapsed over a year of 360 days) equal (i) for such periods as Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage or (ii) for such periods as Loans shall be comprised of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage. Accrued interest shall be paid on each Interest Payment Date and on the Termination Date.

         Advances. To select the interest rate applicable to an advance hereunder (or an extension or conversion of an existing advance), the Borrowers shall give the Bank prior notice not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business
Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If any such notice shall fail to specify (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The notice shall specify the aggregate amount of the proposed borrowing which shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Committed Amount), the date of the proposed borrowing, extension, or conversion, as applicable (which shall be a Business Day), the Interest Period with respect thereto. No more than six Eurodollar Rate Loans in the aggregate shall be in effect on this Note at any one time.

         Extension and Conversion. The Borrowers shall have the option on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that
(i) Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided herein, and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request or an Interest Period of one month. Each such extension or conversion shall be effected by the Borrowers by giving a notice of extension/conversion (or telephone notice promptly confirmed in writing) to the Bank prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Bank shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         Default Rate. During such period if an Event of Default shall exist, the unpaid principal balance of this Note, and to the extent permitted by applicable law, accrued but unpaid interest, shall bear interest, payable on demand, at a per annum rate 2% in excess of the rate which would otherwise be applicable.

         Conditions to Advances. The obligation of the Bank to make any advance under this Note shall be subject to the following conditions:

                  (a) the representations and warranties set forth herein are true and correct in all material respects as of the date of such advance; and

                  (b) no Event of Default shall exist as of the date of such advance.

Each request for, and acceptance of, an advance under this Note shall be deemed to constitute a representation and warranty by the Borrowers that the conditions set forth above are satisfied.

         Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Bank specifying the applicable Loans to be prepaid,
(ii) any prepayment of Eurodollar Loans will be subject to any breakage costs set forth herein; and (iii) each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrowers may elect; provided, that if the Borrowers fail to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Such voluntary prepayments shall not reduce the Committed Amount.

         Breakage Costs. The Borrowers shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any payment of any Eurodollar Loan on any date prior to the last day of the Interest Period applicable to such Eurodollar Loan. Such loss shall be the difference as reasonably determined by the Bank between the amount that would have been realized by the Bank for the remainder of the Interest Period for such Eurodollar Loan based on the interest rate applicable thereto hereunder and any lesser amount that would be realized by the Lender in reemploying the funds received in connection with such prepayment by making a loan of the same type in the principal amount prepaid during the period from the date of prepayment to the last day of such Interest Period. The Bank will use its best efforts to reemploy the funds as soon as possible.

         Unavailability of Interest Rate. If the Bank shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, the Bank shall give telecopy or telephonic notice thereof to the Borrowers as soon as practicable thereafter, and the unpaid principal balance of this Note shall bear interest at a per annum rate equal to the Prime Rate until the condition or circumstances giving rise thereto no longer exist.

         Capital Adequacy. If the Bank has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then, upon notice from the Bank to the Borrowers, the Borrowers shall be obligated to pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. Each determination by the Bank of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto; provided, however, that such determinations are made on a reasonable basis.

         Guaranty. The Borrowers will cause all guarantors of the Existing Credit Agreement to give a guaranty relating to this Note.

         Incorporation of Representations, Warranties and Covenants. The Borrowers hereby (i) reaffirm to the Bank that the representations and warranties (the "Incorporated Representations") set forth in Section 6 of the Existing Credit Agreement are true and correct in all material respects and are hereby made with the same effect. Further, the Affirmative and Negative Covenants (the "Incorporated Covenants") set out in Sections 7 and 8 of the Existing Credit Agreement are hereby incorporated by reference and shall run in favor of the Bank hereunder, and the undersigned Borrowers hereby agree to be bound by the terms thereof, as if set forth fully herein.

         Use of Proceeds. Proceeds of advances hereunder may be used for general corporate and working capital purposes.

         Events of Default. Each of the following shall constitute an event of default hereunder (each an "Event of Default"): (a) the failure by the Borrowers to make payment of principal, interest, fees or other amounts owing hereunder when due, (b) any representation or warranty made by the Borrowers herein or in connection herewith shall prove to be false or incorrect in any material respect, (c) failure to observe or comply with any other covenant or provision contained herein and such failure shall continue for 30 days, (d) the filing of an action in bankruptcy or insolvency by any Borrower, (e) the filing of an action in bankruptcy or insolvency against any Borrower and the continuance of such action undismissed, unstayed and in effect for 60 days from the date of filing, and (f) the occurrence of an event of default under the Existing Credit Agreement.

         Remedies. The Bank may at any time after the occurrence of an Event of Default, terminate the commitments hereunder and declare all amounts owing under this Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are waived by the Borrowers; provided that upon the occurrence of any event of bankruptcy or insolvency described in clauses (d) or (e) under Events of Default, the commitments hereunder shall be immediately terminated and all amounts owing under this Note shall be immediately due and payable without notice or other action by the Bank.

         Attorneys' Fees and Costs of Collection. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrowers agree to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         Usury. Notwithstanding anything contained herein, if for any reason the effective interest payable hereunder shall exceed the maximum lawful amount, the amount in excess of the maximum lawful amounts shall be applied to payment of principal or returned to the Borrowers, at their election.

         Notices. Notices hereunder shall be deemed given and be effective (i) when delivered, (ii) when transmitted via telecopy to the number set out below,
(iii) the day following the day on which delivered to a reputable national overnight air courier service, or (iv) the third business day following the day on which sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as may be specified by notice to the other parties:

         if to the Borrowers:               Speedway Motorsports, Inc.
                                            P.O. Box 18747
                                            Charlotte, North Carolina  28218
                                            Attn:  Chief Financial Officer
                                            Phone: (704)  532-3306
                                            Fax:     (704)  532-3312

                                            Speedway Funding Corp.
                                            900 North Market Street, Suite 200
                                            Wilmington, Delaware  19801
                                            Attn:  Vice President
                                            Phone:  (302)  421-7352
                                            Fax:     (302)  421-7378


         if to the Bank:                    NationsBank, N.A.
                                            NationsBank Corporate Center
                                            NC1-007-08-08
                                            100 North Tryon Street
                                            Charlotte, North Carolina  28255
                                            Attn:  Sports Finance Group
                                            Phone: (704) 386-5474
                                            Fax:     (704) 386-1270

         No Waiver. No delay or omission by the Bank in exercising any right hereunder shall operate as a waiver of any rights hereunder, nor shall any delay, omission or waiver on any particular occasion be deemed a bar to or waiver of the same or any other right on a future occasion. The Borrowers assent to one or more extensions or postponements of the time of payment or any other indulgences and to the addition or release of any other parties or persons primarily or secondarily liable hereunder or relating hereto.

         Assignment. The Bank and any subsequent holder of this Note may, from time to time, sell or offer to sell the Loans, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loans, including, without limitation, any security for this Note and credit or other information on Borrowers, any of their principals and any guarantor of this Note, to any assignee or participant or prospective assignee or prospective participant, the Bank's affiliates, including NationsBanc Capital Markets, Inc., any regulatory body having jurisdiction over the Bank and to any other parties as necessary or appropriate in the Bank's reasonable judgment. Borrowers shall execute, acknowledge and deliver any and all instruments reasonably requested by the Bank in connection therewith and to the extent, if any, specified in any such assignment or participation, such companies, assignee(s) or participant(s) shall have the rights and benefits with respect to this Note as such person(s) would have if such person(s) were the Bank hereunder.

         Counterparts. This Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina. The Borrowers hereby consent to the jurisdiction of federal and state courts located in Mecklenburg County, North Carolina.


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


         IN WITNESS WHEREOF, the undersigned Borrowers have caused this Note to be executed as of the date first above written.

                                           SPEEDWAY MOTORSPORTS, INC.

ATTEST:

By: /s/ Randall A. Storey                  By: /s/ William R. Brooks

Title: Asst. Secretary                     Title: Chief Financial Officer and
                                                  Vice President

         (Corporate Seal)


                                           SPEEDWAY FUNDING CORP.

ATTEST:

By: David L. Lindley                       By: /s/ Victoria L. Garrett

Title: Secretary                           Title: Vice President

         (Corporate Seal)